Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 6, 1998, on our audits of the combined financial statements of Tele Cable de Morelos S.A. de C.V. and related companies (all of which are subsidiaries of Megapo Cominicaciones de Mexico, S.A. de C.V.) for the years ended December 31, 1996 and 1997, which report appears in the Transition Report on Form 10-K of United International Holdings, Inc. (d\b\a UnitedGlobalCom.Inc.) for the transition period from March 1, 1998 to December 31, 1998.


                               /S/  Galaz, Gomez Morfin, Chavero, Yamazaki, S.C.
                               -------------------------------------------------
                               Galaz, Gomez Morfin, Chavero, Yamazaki, S.C.

Acapulco, Mexico
September 27, 1999